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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549-1004


                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) March 16, 2000
                                                      --------------


                     Commission File Number 33-64325
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                         REUNION INDUSTRIES, INC.
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          (Exact name of Registrant as specified in its charter)


        DELAWARE                                    06-1439715
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(State of Incorporation)              (I.R.S. Employer Identification No.)


                       300 WEYMAN PLAZA, SUITE 340
                      PITTSBURGH, PENNSYLVANIA 15236
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       (Address of principal executive offices, including zip code)


                              (412) 885-5501
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           (Registrant's telephone number, including area code)


                           62 SOUTHFIELD AVENUE
                     ONE STAMFORD LANDING, SUITE 208
                           STAMFORD, CT  06902
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             (Address of former principal executive offices)

                             Page 1 of 5 pages.

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             FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This Current Report on Form 8-K contains forward-looking statements as defined by Section 21E of the Securities Act of 1934, as amended, concerning, but not limited to, the potential for the future issuance of Reunion Industries, Inc. common stock, the application of purchase accounting to and future amortization of any resulting goodwill from the merger and acquisition described herein, the repayment terms of credit facilities and management's beliefs regarding the adequacy of funds for operating requirements and debt service over the next twelve months.
These forward-looking statements are dependent on future events, including results of operations and market forces beyond the control of Reunion. Note that all forward-looking statements involve risks and uncertainties including, without limitation, factors which could cause the future results and shareholder values to differ significantly from those expressed in the forward-looking statements. In light of the risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Reunion or any other person that the forward-looking statements will occur.


ITEM 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     On March 16, 2000, Reunion Industries, Inc. (Reunion) and Chatwins Group, Inc. (Chatwins) merged. Prior to the merger, Chatwins owned approximately 37% of Reunion's issued and outstanding common stock. The merger was approved by Reunion's board of directors in July 1999 and by its stockholders in December 1999. Prior to the merger, Reunion was primarily engaged in manufacturing high volume precision plastic products and providing engineered plastic services. Chatwins manufactured and marketed a broad range of fabricated and machined industrial parts and products, including seamless steel pressure vessels, fluid power cylinders, industrial cranes, leaf springs and storage racks. Such manufacturing and marketing will be continued by Reunion.

     In the merger, Reunion issued 9,500,000 shares of common stock to holders of Chatwins' common stock. Cash was paid in lieu of issuing fractional shares. The 1,450,000 shares of Reunion common stock previously owned by Chatwins were retired in the merger, as were the previously issued shares of Chatwins common stock. The merger agreement also provides that up to an additional 500,000 shares of Reunion common stock will be issued to former Chatwins common stockholders if the former Chatwins businesses achieve specified performance levels in 2000.

     Reunion will account for the merger as a purchase pursuant to APB 16, "Business Combinations." Chatwins will be the acquirer for purposes of applying purchase accounting to the merger. Therefore, Chatwins' assets and liabilities will continue to be carried at their historical book values after the merger, and approximately 63% of Reunion's assets and liabilities, representing the percentage of Reunion common stock not previously owned by Chatwins, will be revalued. The excess of the purchase price over the fair value of the 63% of Reunion's assets and liabilities to be revalued will be designated as goodwill to be amortized over fifteen years.

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     Reunion also acquired Stanwich Acquisition Corp. (d/b/a Kingway
Material Handling Company) (Kingway). Kingway manufactures gravity flow storage racks and computer-assisted picking systems, primarily for warehouse material handling applications. Reunion will continue such manufacturing activities. Reunion will account for the merger as a purchase pursuant to APB 16, "Business Combinations." The excess of the purchase price over the fair value of Kingway's assets and liabilities, if any, will be designated as goodwill to be amortized over fifteen years.

     Simultaneously with the merger, Reunion entered into $72.5 million of senior secured credit facilities with Bank of America and other lenders (credit facilities). These credit facilities consist of a $39.0 million revolving credit facility, a $25.8 million term loan A facility amortizing in 84 equal monthly principal payments, a $5.0 million term loan B facility amortizing in 36 equal monthly principal payments, and a $2.7 million capital expenditures facility. These facilities have a three-year initial term and automatically renew for additional one-year increments unless either party gives the other notice of termination at least 60 days prior to the beginning of the next one-year term.

     Proceeds from initial borrowings under the credit facilities totalled $59.5 million. In the merger, $50.7 million of proceeds were used to repay Reunion's credit facilities with The CIT Group/Business Credit, Inc. totalling $19.3 million, repay Chatwins' existing credit facilities with Bank of America totalling $5.2 million and retire $25.0 million of Chatwins' 13% senior notes plus $1.2 million of related accrued interest. Reunion used $7.4 million of proceeds in the Kingway acquisition which included $0.1 million for Kingway's issued and outstanding common stock and $7.3 million to partially repay Kingway's debt. Proceeds of $1.4 million were used to pay various merger fees and expenses, including approximately $1.0 million paid to Bank of America. Reunion had approximately $3.8 million of borrowing availability after the initial borrowings. Reunion's management believes that its cash flow from operations, together with these credit facilities, will be sufficient for operating requirements, including capital expenditures and debt services, over the next 12 months.

     The credit facilities are collateralized by a first priority lien on substantially all of the current and after-acquired assets of Reunion including, without limitation, all accounts receivable, inventory, property, plant and equipment, chattel paper, documents, instruments, deposit accounts, contract rights and general intangibles.

     The credit facilities require Reunion to comply with certain affirmative and negative covenants and financial covenants, including interest expense and indebtedness coverages. In addition, the facilities contain limitations on stockholder and related party distributions. The facilities require Reunion to pay the reasonable expenses incurred by the lenders in connection with the facilities. Available borrowings under the revolving credit facility are based upon a percentage of eligible receivables and inventories.

     In the merger, Reunion also assumed the obligations of Chatwins under the indenture governing its approximately $25.0 million of remaining senior notes. In the acquisition, Reunion also assumed approximately $3.0 million of Kingway's remaining debt.

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     Holders of Chatwins preferred stock received Reunion 10% Series A preferred stock in the merger with an initial aggregate redemption value of approximately $9.0 million. Holders of Kingway preferred stock received Reunion 15% Series B preferred stock in the acquisition with an initial aggregate redemption value of approximately $6.8 million. Dividends on the Reunion Series A preferred stock are senior to dividends on its common stock but junior to dividends on its Series B preferred stock.


ITEM 5.   Other Events.
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     On March 22, 2000, Reunion announced that, effective Thursday, March
23, 2000 at 9:30AM eastern time, its stock would begin trading on the American Stock Exchange (AMEX) under the symbol RUN. Reunion moved to the AMEX from the NASDAQ Small Cap (RUNI).

     Reunion has relocated its corporate headquarters from Stamford, Connecticut to Pittsburgh, Pennsylvania. Reunion also added Joseph C. Lawyer and Kimball J. Bradley to its board of directors, increasing the board to eight members.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)  Financial Statements of Businesses Acquired

     It is impractical at this time to provide the financial statements required under this item for Chatwins Group, Inc. and Stanwich Acquisition Corp. (d/b/a Kingway Material Handling Company). This information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but by no later than the required 75 days from March 16, 2000.

(b)  Pro Forma Financial Information

     It is impractical at this time to provide the pro forma financial information required under this item for the events detailed in Item 2. above. This information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but by no later than the required 75 days from March 16, 2000.

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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  March 30, 2000                       REUNION INDUSTRIES, INC.
       --------------                             (Registrant)

                                            By: /s/Joseph C. Lawyer
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                                                 Joseph C. Lawyer
                                                President and Chief
                                                 Operating Officer